Geospatial Corporation S-1/A

EXHIBIT 10.22

EMPLOYMENT AND NONCOMPETITION AGREEMENT

THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT (this “Agreement”) is entered into as of September 17th, 2014 (the “Effective Date”) between GEOSPATIAL CORPORATION, a Nevada corporation (“Company”) and EDWARD R. CAMP, JR., an individual resident of the State of New York (“Employee”).

RECITALS

A.          Employee has been actively involved in the business of Select Analytics LLC, a New York limited liability company (“Seller”), as an employee, stockholder, officer and/or member of the Board of Directors of Seller.

B.          The Company has agreed to purchase substantially all of the assets of Seller (the “Purchased Assets”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), dated as of the Effective Date, among the Company, Seller, and Employee (the “Transaction”).

C.          The Company desires to retain the services of Employee to perform certain services for the Company, and Employee desires to be retained by the Company for such purpose.

D.       The involvement by Employee in a business in competition with the Company would diminish the value of the Company.

E.          As an inducement to the Company to consummate the Transaction and its employment of Employee, Employee has agreed to be employed by the Company and not to compete with the Company to the extent set forth below.

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, as inducement to the Company to employ Employee, and the payments by the Company to Employee required below, the parties hereto agree as follows:

AGREEMENT

1.          Employment. Subject to the termination provisions of Section 6 below, the Company shall employ Employee as the Team Lead for the “Shale Navigator” division of the Company reporting to the President of the Company (“President”), for a period of three (3) years commencing on the Effective Date (the “Term”). Employee will perform such services customary to that position and such other duties and services as shall from time to time be reasonably assigned to him by the President consistent with such positions and this Agreement. Employee will use his reasonable best efforts to promote the interests of the Company and will devote his full business time and energies to the business and affairs of the Company.

2.          Compensation. During the Term, Employee shall be paid base compensation of $120,000 (prorated for partial years and subject to any applicable withholdings) (“Base Salary”) per annum in accordance with the regular payroll schedule in effect at the Company.

3.          Benefits. During the Term, the Company will provide for Employee’s participation in its standard benefit plans under the terms of those plans, as they may be amended from time-to-time.

1

4.          Expenses. During the Term, Employee will be reimbursed for all reasonable out-of-pocket expenses actually incurred by him in the furtherance of his duties under this Agreement and consistent with the Company’s policies concerning the reimbursement of such expenses. Such expenses shall be reimbursed upon submission to the Company of invoices containing original receipts for all such expenditures and upon review by the Company of the reasonable nature of such expenditures.

5.          Bonus. In addition to the Base Salary as outlined in Section 2 above, during the Term, Employee shall be eligible for discretionary (in the sole and absolute discretion of the Board) annual bonus compensation (prorated for partial years and subject to any applicable withholdings) based upon the achievement by Employee and the Company of targets and goals set by the Board (the “Bonus”). Employee and the Company acknowledge and agree that each annual Bonus may be based on factors including Employee’s individual performance and the performance of the Company in any particular bonus period.

6.          Termination.

(a)          Termination For Cause or Without Good Reason. The Company may terminate this Agreement, all of the Company’s obligations under this Agreement and Employee’s employment hereunder, for Cause (as defined in Section 6(d)(i) below) by written notice to Employee. In the event of the termination of this Agreement for Cause or in the event Employee voluntarily terminates this Agreement prior to the end of the Term without Good Reason (as defined in Section 6(d)(ii) below), no sums shall be payable by the Company to Employee after the date of termination except for any Base Salary which is earned but unpaid as of the date of termination. Employee may, however, continue certain benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA) and/or any state or local benefits continuation laws.

(b)          Termination Without Cause or For Good Reason. The Company may terminate this Agreement and Employee’s employment hereunder without Cause, and Employee may terminate his employment hereunder for Good Reason, at any time prior to the expiration of the Term, by written notice to the other party, in which case Employee and the Company agree that, subject to the conditions below, the Company will pay to Employee: (i) any Base Salary which is earned but unpaid as of the date of termination; and (ii) separation payments, in substantially equal monthly or more frequent installments in accordance with the regular payroll schedule then in effect at the Company for the remainder, if any, of the Term in the amount of the Base Salary (prorated for partial years and subject to any applicable withholdings) (the “Separation Payments”). Payments under this Section 6(b) shall be subject to (x) Employee signing a full general release of claims against the Company and its affiliates in the form attached hereto as Exhibit A (as such form may be modified by the Company in accordance with future changes in law, in order to enable the Company to obtain the broadest release available under then-applicable law) prior to any payment being due and (y) Employee not, during the Term, breaching any of the covenants, terms or provisions of Section 7, Section 8, Section 9 or Section 10 of this Agreement. If Employee is, at the time of termination, a specified employee within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, then no Separation Payments may be made to Employee until the first day following the six (6) month anniversary of Employee’s separation from service.

2

(c)          Survival. Notwithstanding anything contained herein to the contrary, in the event the Company terminates this Agreement, its obligations under this Agreement and Employee’s employment pursuant to this Section 6 or Employee terminates his employment with the Company for any reason, Sections 7-20 of this Agreement shall remain in effect and survive such termination.

(d)          Definitions of “Cause” and “Good Reason”.

              (i)          “Cause” shall mean the occurrence of any one or more of the following on the part of Employee: (A) the Employee’s commission of fraud, embezzlement, dishonesty, breach of the Employee’s duty of loyalty, or conduct tending to bring the Company (or any member of the Company Group, as defined below) into public disgrace or disrepute; (B) commission of a felony, serious misdemeanor or crime of moral turpitude; (C) failure to diligently, faithfully and competently perform any of Employee’s duties, including but not limited to the reasonable and legal directions of the CEO; (D) breach of any of the terms or covenants of this Agreement, the Company’s employee handbook, or any other agreement with or benefiting the Company; (E) the habitual abuse of alcohol or any regulated substance; (F) death or disability preventing Employee from performing his job duties; or (G) gross negligence or willful misconduct with respect to any member of the Company Group, or substantial and repeated failure to perform the duties of his position.

              (ii)          “Good Reason” shall mean the occurrence of any one or more of the following on the part of the Company: (A) the Company’s failure to pay Employee pursuant to and in accordance with the terms of this Agreement when payment is due and not rightfully disputed upon not less than ten (10) days prior written notice to the Company from the date such payment was due; (B) the Company’s breach of any material term or covenant of this Agreement (other than a payment breach), which breach is not corrected by the Company within thirty (30) days after written notice thereof is given to the Company with such notice to be given no later than ninety (90) days after the alleged cause thereof and to include in reasonable detail the alleged breach which is the basis for such termination; (C) Employee’s required relocation to a worksite location which is more than 100 hundred (100) miles from Employee’s then current principal worksite without Employee’s consent (such consent to be withheld in its sole discretion), which shall not include business travel and short-term assignments; or (D) a material reduction by the Company of Employee’s Base Salary, unless such reduction is in connection with an “across-the-board” reduction in compensation and Employee’s reduction is consistent therewith.

7.          Restrictive Covenants. During Employee’s employment with the Company hereunder or otherwise and for a period beginning on the date hereof and continuing through the date which is the later of: (i) five (5) years from the Effective Date; or (ii) two (2) years after Employee is no longer employed or engaged as a consultant (for any reason) by the Company or any of its direct or indirect subsidiaries or affiliates (collectively, the “Company Group”), Employee shall not:

3

(a)         directly or indirectly, either individually or as a principal, partner, agent, employee, employer, consultant, stockholder, member, partner, joint venturer, or investor, or as a director, manager or officer of any corporation or association, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business located (x) anywhere in the world, (y) anywhere in the United States of America, and (z) within a two hundred (200) mile radius of each office or facility of the Company Group that that: (i) aggregates, manages or sells infrastructure data; or (ii) that otherwise competes with or is similar in concept to the business conducted by any member of the Company Group, on the Effective Date or at any time during the term of this covenant. Notwithstanding the above, this paragraph shall not be construed to prohibit Employee from owning less than three percent (3%) of the securities of a corporation which is publicly traded on a securities exchange or over-the-counter; and/or

(b)          directly or indirectly, either individually, or as a principal, partner, agent, employee, employer, consultant, stockholder, member, partner, joint venturer, or investor, or as a director, manager or officer of any corporation or association, or in any other manner or capacity whatsoever, (i) divert or attempt to divert (by solicitation, diversion or otherwise) from any member of the Company Group any business with any customer, prospective customer or account of any member of the Company Group, (ii) accept the business of any customer, prospective customer or account of any member of the Company Group, whether or not solicited by Employee, (iii) solicit, induce or attempt to induce any salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber or other person transacting business with any member of the Company Group to terminate their relationship or association with such member of the Company Group, or to represent, distribute or sell services or products in competition with services or products of any member of the Company Group, (iv) solicit, induce or attempt to induce or cause any employee of the Company Group to leave the employ of any member of the Company Group, or (v) accept the services of any employee or former employee of the Company Group, whether or not solicited by Employee.

8.          Non-Disclosure. Employee shall not at any time or in any manner, directly or indirectly, use or disclose to any party outside of the Company Group, any trade secrets or other Confidential Information (as defined below) except as may be required to fulfill his duties under this Agreement. As used herein, the term “Confidential Information” means information disclosed to or known by Employee as a consequence of his position with Seller or the Company and not generally known in the industry in which the Company Group are engaged and that in any way relates to the Company Group’s products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research, development, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling.

9.          Non-Disparagement. Employee agrees that, during and after his employment with or engagement by any member of the Company Group, he shall not make any false, defamatory or disparaging statements about any member of the Company Group, or the officers or directors of any member of the Company Group. During and after Employee’s employment with or engagement by the Company Group, the Company agrees on behalf of itself and the remainder of the Company Group that neither the officers nor the directors of the Company Group shall make any false, defamatory or disparaging statements about Employee.

4

10.          Affiliate Transactions. Neither Employee, any member of Employee’s immediate family nor any other person or entity affiliated (as such term is defined and used in Rule 501(b) of the Securities Act of 1933, as amended) with Employee shall engage, directly or indirectly, in any business transaction with any member of the Company Group without the prior written consent of the Company.

11.          Specific Performance. The parties hereto agree that their rights hereunder are special and unique and that any violation thereof would not be adequately compensated by money damages alone, and each grants the other the right to specifically enforce (including injunctive relief where appropriate) the terms of this Agreement in any state court in Allegheny County, Pennsylvania, or in the United States District Court for the Western District of Pennsylvania in Allegheny County, Pennsylvania. The parties consent to such jurisdiction, agree that venue will be proper in such courts and waive any objections based upon forum non conveniens. The choice of forum set forth in this Section 11 shall not be deemed to preclude the enforcement of any action under this Agreement in any other jurisdiction.

12.          Notices. Any notice, request, consent or communication (collectively a “Notice”) under this Agreement shall be effective only if it is in writing and (i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (iv) faxed, with receipt confirmed, addressed as follows:

(a)	If to Employee:

Edward R. Camp, Jr.
7 Orchard Terrace
Monroe, New York 10950
Email: edcamp2000@gmail.com

(b)	If to the Company to:
Geospatial Corporation
229 Howes Run Road
Sarver, PA 16055
Attention: Mark Smith
Facsimile: (724) 353-3049
E-mail: mark.smith@geospatialcorp.com

with a copy to:

Sherrard, German & Kelly, P.C.
535 Smithfield Street, Ste. 300
Pittsburgh, Pennsylvania 15222
Attention: David J. Lowe, Esq.
Facsimile: (412) 261-6221
E-mail: djl@sgkpc.com

5

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date (A) when personally delivered, (B) five (5) days after the date when deposited with the United States mail properly addressed, (C) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (D) when receipt of the fax is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

13.          Assignment. This Agreement and each the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Employee.

14.          GOVERNING LAW; LITIGATION. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, AND NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF THE COMMONWEALTH OF PENNSYLVANIA, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON. THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN ANY STATE COURT IN ALLEGHENY COUNTY, PENNSYLVANIA, OR IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA IN ALLEGHENY COUNTY, PENNSYLVANIA. THE PARTIES CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 14 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY ACTION UNDER THIS AGREEMENT IN ANY OTHER JURISDICTION.

15.          Severability. The Company and Employee believe the covenants and agreements contained in this Agreement are reasonable and fair in all respects, and are necessary to protect the interests of the Company. However, in case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction. Without limiting the foregoing, the parties intend that:

(a)          the covenants and agreements contained in Section 7 shall be deemed to be a series of separate covenants and agreements, one for each of five (5) years from the Effective Date and two (2) years after Employee is no longer employed or engaged as a consultant (for any reason) by the Company Group. If, in any legal proceeding involving this Agreement, a court or arbitrator shall refuse to enforce all the separate covenants and agreements deemed to be included in Section 7, it is the intention of the parties hereto that the covenants and agreements which, if eliminated, would permit the remaining separate covenants and agreements to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of Section 7; and

6

(b)          the covenants and agreements contained in parts (x), (y) and (z) of Section 7(a) above shall be deemed to be a series of separate covenants and agreements, one for each of the world, the United States of America, and within a two hundred (200) mile radius of each office or facility of the Company Group. If, in any legal proceeding involving this Agreement, a court or arbitrator shall refuse to enforce all the separate covenants and agreements deemed to be included in parts (x), (y) and (z) of Section 7(a), it is the intention of the parties hereto that the covenants and agreements which, if eliminated, would permit the remaining separate covenants and agreements to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of parts (x), (y) and (z) of Section 7(a).

16.         Neutral Interpretation. This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

17.          Right of Set-Off. The Company, in addition to any other rights or remedies available to the Company, shall be entitled (to the extent allowed under applicable law) to set-off and reduce any amounts payable to Employee hereunder for (i) any obligations or liabilities of Employee to any member of the Company Group or (ii) any claims by the Company against Employee under this Agreement or any other agreement, written or oral, between the Company and Employee.

18.          Waiver of Compliance; Consents. Any failure of Employee or the Company to comply with any obligation, covenant, agreement or condition herein may be waived only in writing by the Company or Employee, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure or delay by the Company or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Whenever this Agreement requires or permits consent by or on behalf of the Company or Employee, any such written consent given by the Company or Employee shall be deemed given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 18. No notice to or demand on Employee or the Company in any case shall entitle Employee or the Company to any other or further notice or demand in related or similar circumstances requiring such notice.

19.          Miscellaneous. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and may not be modified orally, but only by a writing subscribed by the party charged therewith. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. This Agreement supersedes all prior agreements and understandings (whether oral or written) between the parties with respect to such subject matter.

[SIGNATURE PAGE FOLLOWS]

7

IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the Effective Date.

COMPANY:

GEOSPATIAL CORPORATION

By:	/s/ Mark A. Smith
Name:	Mark A. Smith
Title:	CEO

EMPLOYEE:

Edward R. Camp, Jr.
Edward R. Camp, Jr.

[SIGNATURE PAGE TO EMPLOYMENT AND NONCOMPETITION AGREEMENT]

EXHIBIT A

FORM OF RELEASE

AGREEMENT AND GENERAL RELEASE

THIS AGREEMENT AND GENERAL RELEASE (this “Agreement”) dated as of the [______] day of [___________], 20[__], is made between GEOSPATIAL CORPORATION, a Nevada corporation (“Employer”) and EDWARD R. CAMP, JR., an individual resident of the State of New York (“Employee”).

RECITALS

A.          Employee has been employed by Employer as the Team Lead for the “Shale Navigator” division of Employer;

B.          Effective as of [___________], 201[__] (the “Separation Date”), Employee’s position with Employer is being terminated; and

C.          The parties desire to meet and conclude certain aspects of the employment relationship.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto for themselves and their respective heirs, personal representatives, successors and assigns, hereby agree as follows:

1.          Releases.

            (a)          Employee, for himself and his heirs, administrators, and assigns, irrevocably and unconditionally generally releases and forever discharges any causes of action or claims, known or unknown (including, but not limited to, claims for attorneys fees, expenses and/or costs) that he has or may have against (a) Employer, (b) its or their past or present parents, affiliates or subsidiaries and/or any of their predecessors or successors, and (c) the current and former directors, owners, administrators, shareholders, managers, agents, and officers of Employer (collectively referred to as “Company” in this Paragraph 1 and Paragraph 4 below) and expressly waives and releases Company from any and all claims, grievances, actions and causes of action, at law or in equity, contract or tort, including negligence, or any other cause or claim that has or may have or could be brought before any federal, state, local or municipal court directly or indirectly relating to or connected with Employee’s employment with Company, his termination from employment with Company, or the facts, circumstances, actions or inactions arising out of or relating to any aspect of Company’s treatment of Employee until the date of this Agreement. Without limitation of the foregoing general terms, this release includes, but is not limited to, claims (including for costs and attorneys’ fees) arising from any alleged violation of any federal, state or local statutes, ordinances, executive orders, or common law principles relating to tort law, education, employment, the payment of wages and benefits, educational benefits, training, or any other claims relating to or arising from, in connection with or during Employee’s employment and/or affiliation with Company, including but not limited to, claims arising under the Civil Rights Act of 1964 as amended, including Title IX, 20 U.S.C. § 1687, Title VI, 42 U.S.C. § 2000(d), and Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Civil Rights Acts of 1866 and 1871, the Civil Rights Act of 1991, the Employment Retirement Income Security Act (ERISA), the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Age Discrimination in Employment Act, as amended (ADEA), the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), the Equal Pay Act of 1963, the Immigration and Nationality Act, the Older Workers Benefit Protection Act, the Pennsylvania Human Relations Act, the Pennsylvania Prevailing Wage Act, the Pennsylvania Minimum Wage Act of 1968, the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment and Collection Law, any applicable New York law equivalents of the foregoing, whistle-blower claims, and any and all common law claims, including but not limited to, all other forms of employment discrimination, wrongful termination, retaliatory discharge, breach of express, implied, or oral contact, interference with contractual relations, commission of tort, fraud, defamation, and slander based on any act, transaction, circumstance or event contemporaneous with, or prior to, the date of this Agreement. This release also expressly includes any pension or benefit plans of Company and/or the past or present officers, directors, trustees, administrators, agents and employees of Company or of any Company benefit plan, for any actions up to and including the date hereof and the continuing efforts thereof, except for the performance of the provisions of this Agreement and except for the payment of any vested pension benefits to which Employee may be entitled, if any, under the express provisions of the Company pension plan, subject to ERISA’s vesting requirements. It is the intention of Employee to effect a general release of all actual and potential claims as of the date of this Agreement to the fullest extent permitted by law; provided, however, that nothing contained in this Release shall prevent Employee from challenging the validity and legality of the release under the ADEA.

           (b)          Employee agrees that he will not initiate or cause to have initiated or be a party to any legal action against Employer, except to the extent necessary to enforce any remaining aspect of the Agreement or as specifically excluded in this Paragraph 1(b) or in Paragraph 1(a) above. In the event that Employee brings or causes to bring any action against Employer that he has agreed in the preceding sentence not to bring or should Employer prevail in any claim of a breach of this Agreement, Employee will indemnify and hold the Employer harmless from and against all costs incurred in connection with defense or prosecution of the legal action, including attorneys’ fees. Employer will be entitled to all damages available at law or equity in addition to its costs of defending or prosecuting such action. The Employee’s right to file a charge of discrimination with the Equal Employment Opportunity Commission or similar agency and his right to challenge the validity and legality of the release in Paragraph 1(a) under the ADEA are expressly excluded from the Employee’s promise not to bring any legal action against the Employer. However, if any charge, complaint, lawsuit or administrative claim is filed by or in the name of Employee or on his behalf with the Equal Employment Opportunity Commission, the Pennsylvania Human Relations Commission, or any other similar administrative agency or organization, or in any other forum, against any of the persons or entities released in this Agreement, based upon any act or event which occurred on or before the date he signed this Agreement, Employee will not seek or accept any personal relief, including but not limited to any award of monetary damages or reinstatement to his employment with Employer; provided, however, that this provision shall not apply to a claim for damages under the ADEA in the event that the Agreement is declared invalid with respect to the waiver of all ADEA claims. If successful on such a claim, however, any monetary damages obtained by him shall be offset by the monies paid under the Agreement, together with all allowable interest thereon.

            (c)          As of the date of execution of this Agreement, the Employee represents and warrants that he knows of no work-related injury, illness, or condition sustained during his employment with Employer. As of the date of execution of this Agreement, Employee further represents and warrants that he knows of no condition or event that would entitle him to benefits under the Family and Medical Leave Act. To the extent that such claims are able to be released, Employee also releases any and all claims and actions under the Family and Medical Leave Act that the Employee has or may have, whether known or unknown, as of the execution date of this Release.

             (d)             Employee acknowledges that the Employer has no formal plan or policy of making severance payments and that payments set forth in Paragraph 2 below are additional payments to which he is not otherwise entitled.

              (e)            Employee currently has [_____] earned and unused vacation days, having a gross value of [_____________]. This amount, from which all required taxes and withholdings shall be deducted shall be paid in the Employee’s final paycheck as an active employee. Employee acknowledges that with the payments set forth in this Paragraph 1(e) and in Paragraph 2 below, the Employer shall have paid him in full. The Employee also represents that he knows of no claim that would entitle him to relief under the Fair Labor Standards Act.

2.           Wage Payments, Severance Payments and Benefits.

In consideration of the covenants contained in this Agreement, Employer agrees to do the following:

(a)          Employer shall pay Employee severance pay equal to [____ (___)] weeks of wages, payable at Employee’s current wage rate, less federal, state and local withholding as required by law, and payable in accordance with Employer’s normal payroll practices as if the wages had been earned over the [______ (___)] week period that begins the day following the Effective Date as defined in Paragraph 4 below.

(b)          Employer agrees not to contest Employee’s application for unemployment compensation if made after all payments set forth under this Paragraph 2 are paid, unless: (i) Employee becomes employed; or (ii) the Employee provides inaccurate information in his application for benefits. The parties agree that the reason for Employee’s unemployment for purposes of seeking unemployment compensation benefits shall be “elimination of position.”

(c)          Provided that Employee otherwise abides by the terms of this Agreement, Employee shall receive all of the severance payments set forth in Paragraph 2(a) regardless of whether the Employee has secured or begun other employment.

(d)          Nothing contained in this Agreement or the payments contemplated and benefits contemplated in it shall be interpreted to be inconsistent with the fact that Employee’s employment with Employer was terminated for all purposes on the Separation Date.

(e)          All of the undertakings set forth in this Paragraph 2 are expressly conditioned upon Employee’s not revoking the release he is providing in Paragraph 1 of this Agreement.

3.            Returning Employer’s Property and Maintaining Confidentiality. Employee agrees to return all Employer property and confidential and proprietary information which may be in his possession including, but not limited to supplier lists, proprietary, confidential or secret information, customer lists, customer file information, product information and data, financial matters, competitive status, organizational matters, technical capabilities, marketing and distribution plans, customer or supplier data, strategies, processes, books, computer hardware, software, diskettes, notes, reports, work products, and any other information prepared for Employer by him or at his or Employer’s direction (collectively, “confidential and proprietary information”). He shall also delete all confidential and proprietary information from any personal electronic files, including, without limitation, information or files maintained in any personal computer, tablet, smartphone, or other electronic or personal computing device. Such deletions shall be done in a manner that will not allow them to be recovered or duplicated. All such property shall be returned and deletions made by the Effective Date. Employee further agrees not to use or apply confidential or proprietary information for his own advantage or for the benefit of any person or entity except Employer and its affiliates and agrees not to disclose, divulge or disseminate confidential or proprietary information or any other customer or product information to anyone not affiliated with Employer, except with the prior written consent of Employer. Employee also agrees to provide Employer with all passwords that Employee uses in connection with his employment to allow Employer to have access to all information to which Employee has access and to comply with all exit routines, including check lists, that the Employer normally uses in connection with terminations from employment.

4.          Opportunity to Review and Revoke, Information Regarding Eligibility. Employee acknowledges that this Agreement contains a complete waiver and release of claims of age discrimination under, among other statutes, the ADEA and that Employer offered Employee a period of at least twenty-one (21) days within which to consider this Agreement. Employee acknowledges that 21 days is a reasonable period of time to review this Agreement, but that he may voluntarily elect to sign this Agreement and Release earlier. He further acknowledges that he has been advised and has had a full and fair opportunity to consult with an attorney of his choosing. Within a period of seven (7) days following the execution of this Agreement, Employee may revoke this Agreement by delivery (in person or by certified mail) of a written notice revoking the same, to Geospatial Corporation, 229 Howes Run Road, Sarver, Pennsylvania 16055, Attn: [______________]. The notice must be received within the said seven (7) day period. This Agreement shall not become effective or enforceable until that seven-day revocation period has expired without a revocation of this Agreement (the “Effective Date”). Employee fully understands the terms and significance of this Agreement including the release contained within it, and Employee particularly understands that Employee is waiving and releasing any and all claims against the Employer.

5.          Continuation of Restrictive Covenants. Employee acknowledges and agrees that during his tenure at Employer, he has been entrusted with a substantial quantity of proprietary and confidential information relating to Employer, its products, business, and marketing and strategic plans. During and solely as a result of his employment with Employer, Employee has also developed close relationships with Employer’s employees, consultants, customers and suppliers and has generally become strongly identified with Employer in the marketplace. In recognition of Employer’s legitimate interest in protecting its proprietary and confidential information and business relationships, Employee agrees that the terms of the Employment and Noncompetition Agreement dated August [___], 2014, remain in full force and effect. Employee agrees that to the extent that additional consideration is required, the payments and benefits he shall receive under Paragraphs 1 and 2 of this Agreement are full and adequate consideration for the continued enforcement of the promises contained therein. He further agrees that all provisions of the Employment and Noncompetition Agreement, including its restrictions upon competition, are fully enforceable notwithstanding and regardless of the circumstances of Employee’s departure from Employer’s employment.

6.          Non-Disclosure. Employee agrees to keep confidential and not discuss, disclose, or reveal, directly or indirectly, the terms of this Agreement to any person, corporation, or entity with the exception of the members of his immediate family, any person from whom Employee legitimately seeks financial or tax advice, and or of any person consulted by Employee prior to her signing this Agreement to understand the interpretation, application, or legal effect of this Agreement, who (prior to disclosure to them) shall likewise agree to maintain the confidentiality of this Agreement. It shall be deemed a material breach of this Agreement for Employee to disclose or reveal the existence of this Agreement or any of the terms hereof to anyone in violation of the confidentiality provisions of this Agreement.

7.          Non-Disparagement. Outside of his immediate family and his legal counsel, Employee shall not make any negative comment, written or oral, concerning Employer or its officers or directors to anyone including, without limitation, current, former, or potential suppliers or customers of Employer or any of its corporate affiliates or subsidiaries. Should any person seek a reference for or inquire about Employee from Employer, any and all such inquiries and references shall be directed to [________________], Director, Human Resources, who shall be the sole and exclusive person permitted to respond. The only reference that shall be given shall be in the form of confirming dates of employment and last title and salary level.

8.          Miscellaneous.

            (a)          There are no understandings between the parties regarding this Agreement other than as specifically set forth herein and there have been no promises, inducements or commitments made to or by Employer in conjunction with this Agreement that are not explicitly set forth herein.

             (b)         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (c)          This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and the termination of such employment and contains all of the covenants and agreements between the parties with respect to such employment and the termination thereof. No alterations, amendments, changes or additions to this Agreement will be binding upon either Employer or Employee unless reduced to writing and signed by both parties. No waiver of any right arising under this Agreement made by either party will be valid unless given in writing and signed by both parties.

            (d)         This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors, affiliates and assigns.

            (e)          By his execution of this Agreement, Employee expressly understands, covenants and agrees that he will not apply for or seek in any way to be employed, hired, recalled or reinstated by the Employer (or its related companies, parents, divisions, or subsidiaries or affiliates) now or in the future; and Employee covenants and agrees that Employer (or its parents, divisions, subsidiaries, or affiliates) will not ever be obligated to employ or reemploy him or engage his services.

            (f)          The provisions of this Agreement are severable. Additionally and without limiting the breadth of the Agreement’s severability, the provisions within Paragraph 1 of the Agreement are expressly severable. Any provision of this Agreement or portion thereof which is held to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining portion of any such provision or this Agreement as a whole, and without affecting the validity or enforceability of such provision in any other jurisdiction.

           (g)         All parties represent and warrant that each is fully capable of performing all obligations required under this Agreement and has not assigned or otherwise alienated any right or obligation that in any manner would reduce or undermine the full implementation and effect of this Agreement.

9.          Right to Seek Counsel of Attorney.

          EMPLOYEE ACKNOWLEDGES THAT HE HAS FULLY READ AND FULLY UNDERSTOOD THIS AGREEMENT; THAT HE ENTERED INTO IT FREELY AND VOLUNTARILY AND WITHOUT COERCION OR PROMISES NOT CONTAINED IN THIS AGREEMENT; THAT HE WAS GIVEN THE OPPORTUNITY TO REVIEW THIS AGREEMENT WITH LEGAL COUNSEL OF HIS CHOICE BEFORE SIGNING IT, AND THAT HE WAS ENCOURAGED AND ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING IT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto intending to be legally bound have set their hands and seals on this date, [______________], 201[__].

EMPLOYER:

GEOSPATIAL CORPORATION

By:
Name:
Title:

EMPLOYEE:

Edward R. Camp, Jr.